Investor Update

Investor Update: January 25, 2018

This update provides JetBlue’s investor guidance for the first quarter ending March 31, 2018 and full year 2018.

Recent Announcements

JetBlue has announced service between the following city pairs*:

City Pair	Frequency	Start Date
Newark, NJ (EWR) - Santo Domingo, DR (SDQ)	1x Daily	May 2, 2018
Fort Lauderdale/Hollywood (FLL) - Santiago, DR (STI)	1x Daily	June 14, 2018
Fort Lauderdale/Hollywood (FLL) - Grand Cayman (GCM)	1x Daily	Q4 2018
(*) subject to Government approval.

Capacity

First quarter 2018 available seat miles (ASMs) are estimated to increase 3.5% to 5.5% year-over-year. Full year 2018 ASMs are estimated to increase 6.5% to 8.5% year-over-year.

JetBlue estimates the following distribution as a percentage of total ASMs by aircraft type:

First Quarter 2018				Full Year 2018
A320	A321 All-Core	A321 Mint	E190	A320	A321 All-Core	A321 Mint	E190
57%	13%	19%	11%	55%	14%	20%	11%

Average stage length is projected to increase year-over-year by approximately 1.6% for the first quarter 2018 and increase by approximately 1.7% for the full year 2018.

Operational Outlook

	First Quarter	Full Year
	2018	2018
Operating Expense Year-Over-Year Percentage Change
Unit Operating Expense Excluding Fuel (CASM Ex-Fuel)(1)	2.0 - 4.0%	(1.0) - 1.0%

Operating Expenses Related to other Non-Airline Expenses(2) (in millions)	$7 - $12	$35 - $45

1 CASM Ex-Fuel excludes fuel and related taxes, and operating expenses related to non-airline expenses. With respect to the JetBlue’s CASM Ex-Fuel and guidance, JetBlue is not able to provide a reconciliation of the non-GAAP financial measure to GAAP because the excluded items have not yet occurred and cannot be reasonably predicted. The reconciling information that is unavailable would include a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors beyond our control. Beginning with the first quarter 2018, Operating Expenses Related to other Non-Airline Expenses includes JBTP, LLC and equivalent prior period costs.
2 Operating Expenses Related to other Non-Airline Expenses will be excluded from prior periods. As a result, this change has minimal impact on the projected growth rate.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

	First Quarter		Full Year
	2018		2018
Fuel Expense
Estimated Consumption (gallons)	202 million		845 million
Estimated Fuel Price per Gallon, Net of Hedges [1]	$2.16	[2]

¹Includes fuel taxes.
²JetBlue utilizes the forward Brent crude curve and the forward Brent crude to heating oil crack spread to calculate the unhedged portion of its prompt quarter.  As of January 12, 2018, the forward Brent crude per barrel price was $70 and the crack spread averaged $17 per barrel for the first quarter of 2018.

Fuel Hedges

As of January 15, 2018 JetBlue does not have any forward fuel derivative contracts to hedge its fuel consumption.

Other Income (Expense)
JetBlue estimates total Other Income (Expense) to be between ($18) and ($23) million in the first quarter 2018 and between ($85) and ($95) million for the full year 2018.

Tax Rate
JetBlue expects an effective annual tax rate between 24% and 26%. However, the actual tax rate in the first quarter and full year 2018 could differ due to a number of factors.

Capital Expenditures
(In millions)

First Quarter 2018			Full Year 2018
Aircraft	Non-aircraft	Total	Aircraft	Non-aircraft	Total
$190 - $225	$35 - $50	$225 - $275	$750 - $900	$150 - $200	$900 - $1,110

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Aircraft Delivery Schedule

As of December 31, 2017 JetBlue’s fleet was comprised of 130 Airbus A320 aircraft, 21 Airbus A321 All-Core aircraft, 32 Airbus A321 Mint aircraft, and 60 EMBRAER 190 aircraft.

	Airbus A320			Airbus A321			EMBRAER 190
	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease

1Q18	—	—	—	2	—	—	—	—	—
2Q18	—	—	—	2	—	—	—	—	—
3Q18	—	—	—	2	—	—	—	—	—
4Q18	—	—	—	4	—	—	—	—	—
Total at Year End 2018	130	36	11	63	8	1	60	29	30

Order Book
As of December 31, 2017 JetBlue's firm aircraft order book beyond 2017:

Year	Airbus A320neo	Airbus A321	Airbus A321neo	EMBRAER 190	Total
2018	—	10	—	—	10
2019	—	—	13	—	13
2020	6	—	7	10	23
2021	16	—	4	7	27
2022	3	—	17	7	27
2023	—	—	14	—	14
2024	—	—	5	—	5
Total	25	10	60	24	119

Share Count
Share count estimates for calculating basic and diluted earnings per share are as follows:

	First Quarter	Full Year
	2018	2018
Basic Share Count	322.1 million	323.4 million

Diluted Share Count	323.7 million	325.0 million

These share count estimates do not include any future share repurchases that may occur throughout 2018 under JetBlue's share buyback program.  The number of shares used in JetBlue’s actual earnings per share will likely be different than those stated above.

This Investor Update contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which represent our management's beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; volatility in fuel prices, maintenance

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

costs and interest rates; our ability to implement our growth strategy; our significant fixed obligations and substantial indebtedness; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York and Boston metropolitan markets and the effect of increased congestion in these markets; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our reliance on a limited number of suppliers; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches or cyber-attacks; changes in or additional domestic or foreign government regulation; changes in our industry due to other airlines' financial condition; acts of war or terrorism; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; the spread of infectious diseases; adverse weather conditions or natural disasters; and external geopolitical events and conditions. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year.
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Investor Update, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include, in addition to others not described in this Investor Update, those described in Item 1A of our 2016 Form 10-K under "Risks Related to JetBlue" and "Risks Associated with the Airline Industry". In light of these risks and uncertainties, the forward-looking events discussed in this Investor Update might not occur.

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JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com